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Independent auditors' consent

The board and shareholders
IDS Selective Fund, Inc.:


The board of trustees and unitholders
Income Trust:
            Quality Income Portfolio



We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                         KPMG Peat Marwick LLP


Minneapolis, Minnesota
July 28, 1998